Exhibit 3

Names and Addresses of the Managers

Merrill Lynch, Pierce, Fenner & Smith Incorporated

1 Bryant Park

New York, New York 10036

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

1